UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2024
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Willow Tree Capital Corporation
(Exact name of Registrant as Specified in Its Charter)
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Maryland	814-01698	93-2706372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue 29th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 218-1090
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.
Indemnification Agreement

On October 24, 2024, each of Timothy Lower, the Chief Executive Officer and President of Willow Tree Capital Corporation (the “Company”), Mark Klingensmith, the Chief Financial Officer of the Company, and Justin Lee, the Chief Compliance Officer and Secretary of the Company entered into the Company’s indemnification agreement, the form of which was previously filed with the Securities and Exchange Commission on May 24, 2024 as Exhibit 10.5 to the Company’s Registration Statement on Form 10, and the full text of which is incorporated herein by reference.

The description under Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers is incorporated by reference herein in its entirety.
Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On October 24, 2024, the board of directors of the Company appointed Boris Onefater as a Class 2 director, Jane Siebels as a Class 3 director and Todd Centurino as a Class 3 director (the “Independent Directors”). On October 24, 2024, the Independent Directors were appointed to the Company’s audit committee and nominating and corporate governance committee. Mr. Onefater was appointed chair of the audit committee. Mr. Centurino was appointed chair of the nominating and governance committee.
Messrs. Onefater and Centurino and Ms. Siebels are not “interested persons” of the Company as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).
The Independent Directors will be entitled to applicable retainer fees pursuant to the Company’s director compensation arrangements. The Independent Directors, each have entered into the Company’s indemnification agreement, the form of which was previously filed with the Securities and Exchange Commission on May 24, 2024 as Exhibit 10.5 to the Company’s Registration Statement on Form 10, and the full text of which is incorporated herein by reference.
The Independent Directors (i) were not appointed to the Company’s board of directors pursuant to any arrangement or understanding with any other person; (ii) have not engaged, since the beginning of the Company’s last fiscal year, nor propose to engage, in any transaction (for which the amount exceeds $120,000) in which the Company was or is a participant; and (iii) have not entered into, nor expect to enter into, any material plan, contract, arrangement, grant or award in connection with their appointment to the Company’s board of directors.
Also on October 24, 2024, the board of directors of the Company appointed James Roche as a Class 2 director of the Company. Mr. Roche is an “interested person” of the Company as such term is defined under Section 2(a)(19) of the 1940 Act. Mr. Roche has entered into the Company’s indemnification agreement, the form of which was previously filed with the SEC on May 24, 2024 as Exhibit 10.5 to the Company’s Registration Statement on Form 10, and the full text of which is incorporated herein by reference.
Mr. Roche (i) was not appointed to the Company’s board of directors pursuant to any arrangement or understanding with any other person; (ii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction (for which the amount exceeds $120,000) in which the Company was or is a participant; and (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment to the Company’s board of directors.
Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 24, 2024, the board of directors of the Company approved the Articles of Amendment and Restatement. The Articles of Amendment and Restatement amended the Company’s Articles of Incorporation to include, among other things: (1) an increase in the amount of authorized shares from $100,000,000 to $200,000,000; (2) an increase in the number of directors from one to five; (3) liability limitation and indemnification; and (4) transfer restrictions. On October 29, 2024, the Company filed the Articles of Amendment and Restatement with State Department of Assessments and Taxation of Maryland, and the Articles of Amendment and Restatement became effective immediately upon filing.
The foregoing description of the Articles of Amendment and Restatement does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment and Restatement, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description

3.1	Articles of Amendment and Restatement
10.1	Form of Indemnification Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willow Tree Capital Corporation

Date: October 30, 2024	By:	/s/ Justin Lee
Name: Justin Lee
Title: Chief Compliance Officer and Secretary